EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-88190, 333-88158, 333-88154, 333-88160, 333-87764, 333-67432, 333-61928, 333-66457 and 333-66455) and Form S-3 (Nos. 333-88320, 333-87194, 333-82562, 333-70122, 333-68062, 333-68060, 333-56642 and 333-42620) of Brooks-PRI Automation, Inc. of our report dated November 19, 2001 relating to the financial statements of PRI Automation, Inc. which appears in this Current Report on Form 8-K/A of Brooks-PRI Automation, Inc.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
August 28, 2002